EXHIBIT 99(a)

                          Codorus Valley Bancorp, Inc.
    Form of Dividend Reinvestment and Stock Purchase Plan Authorization Form

                          CODORUS VALLEY BANCORP, INC.
                  Dividend Reinvestment and Stock Purchase Plan
                               AUTHORIZATION FORM

     This will confirm that I (we) have received the Prospectus describing the Codorus Valley Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan (the "Plan") and agree to the terms and conditions of the Plan as set forth in the Prospectus.

     I (We) hereby appoint Norwest Bank Minnesota, N.A., or such other corporation or bank as may succeed it pursuant to the Plan (or any modification thereof), as my (our) agent (the "Plan Administrator"), to act as such upon and subject to the terms and conditions of the Plan as set forth in the Prospectus.

     I (We) hereby authorize Codorus Valley Bancorp, Inc. (the "Company") to pay the Plan Administrator for my (our) account under the Plan, all cash dividends payable in respect of all Common Shares of the Company registered in my (our) name(s).

       I (We) hereby authorize the Plan Administrator, as provided in the Plan, to apply all such cash dividends and cash dividends on shares held by the Plan Administrator for me (us) under the Plan, as well as any additional cash payments made by me (us) as provided in the Plan, to the purchase of additional Common Shares for my (our) account under the Plan. I (We) may terminate this authorization and appointment at any time by so notifying the Plan Administrator in writing of my (our) withdrawal from the Plan.

                                               _______________________________
                                               Shareholder Name (Please Print)

Date:_______________________                   _______________________________
                                               Shareholder Signature


                                               (If Joint Account):


                                               _______________________________
                                               Shareholder Name (Please Print)

Date: ______________________                   _______________________________
                                               Shareholder Signature

Shareholder: Please sign exactly as name appears on stock certificate. Mail to:
             Norwest Bank Minnesota, N.A.
             Attn: Shareowner Services
             Investment Plan Services, Codorus Valley Bancorp, Inc.
             P.O. Box 64856
             St. Paul, MN 55164-0856

(If you are submitting a voluntary cash payment with this Authorization Form, please note that there is a minimum and maximum purchase amount. Please make your check or money order payable to Norwest Bank Minnesota, N.A. and enter your taxpayer identification number thereon.)

                               THIS IS NOT A PROXY